UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 10, 2006

                                 HOMELIFE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            NEVADA                       000-30424                33-0680443
(State or other jurisdiction of   (Commission File Number)      (IRS Employee
incorporation or organization)                               Identification No.)

     1503 South Coast Drive, Suite 204                         92626
               Costa Mesa, CA
  (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (714) 241-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Breech of A MATERIAL DEFINITIVE AGREEMENT

(a) Material Agreement and Breech made outside the ordinary course of business

      (i) On September 11, 2006 (the "Effective Date"), Homelife, Inc., a Nevada Corporation, Homelife Acquisition Corp., a Delaware Corporation, and MIT Holdings, Inc., a Delaware Corporation, and Andrew Cimerman, President of Homelife, Inc. entered into the Agreement and Plan of Merger.(the "Agreement"). Pursuant to the Agreement, MIT Holdings will merge into Homelife Acquisition Corp. in a tax free reorganization, with MIT surviving the merger and becoming a wholly owned subsidiary of Homelife, Inc..

      Pursuant to the Agreement, MIT Holdings, Inc. was to close the transaction prior to October 31, 2006. HomeLife was informed that MIT would not close the transaction as scheduled on October 31, 2006. HomeLife deems this a willful breach of the Agreement by MIT without cause or notification. HomeLife was given no prior notification and performed all of its duties within the Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HOMELIFE, INC.

Dated: November 10, 2006                By: /s/ Andrew Cimerman
                                            --------------------
                                            Andrew Cimerman
                                            President,
                                            Chief Executive Officer, and
                                            Chairman of Board of Directors